Exhibit 99.2
PBF Logistics LP
Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

Introduction
Set forth below are the unaudited pro forma condensed combined consolidated statements of income of PBF Logistics LP (the "Partnership") for the three months ended March 31, 2015 and the years ended December 31, 2014, 2013 and 2012 and the unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2015 (together with the notes to the unaudited pro forma consolidated financial statements). Unless otherwise stated or the context otherwise indicates, all references to "PBFX," " the Partnership," "us," "our," "we," or similar expressions for time periods prior to the initial public offering on May 14, 2014, refer to our Predecessor. For periods subsequent to the initial public offering, these terms refer to PBFX.
On May 5, 2015, the Partnership entered into a Contribution Agreement with PBF LLC. Pursuant to the Contribution Agreement, PBF LLC contributed to the Partnership all of the equity interests of Delaware City Pipeline Company LLC ("DCPC") whose assets consist of a 23.4 mile, 16-inch interstate petroleum products pipeline with 125,000 barrel per day ("bpd") of capacity and Delaware City Logistics Company LLC ("DCLC"), whose assets consist of a 15-lane, 76,000 bpd capacity truck loading rack utilized to distribute gasoline and distillates (collectively, the "Delaware City Products Pipeline and Truck Rack"). The Partnership paid total consideration to PBF LLC for the Delaware City Products Pipeline and Truck Rack of $143.0 million, consisting of $112.5 million of cash and $30.5 million of Partnership common units, or 1,288,420 common units. The cash consideration was funded by the Partnership from incremental borrowings on the Partnership's revolving credit facility, as well as the issuance of senior notes. The Delaware City Products Pipeline and Truck Rack acquisition closed on May 14, 2015. In connection with the Delaware City Products Pipeline and Truck Rack acquisition, the Partnership and its subsidiaries entered into pipeline and terminaling agreements (the "DCR Pipeline and Terminaling Agreements") with PBF Holding, the Third Amended and Restated Omnibus Agreement, (as amended, the "Third A&R Omnibus Agreement") and the Third Amended and Restated Operation and Management Services and Secondment Agreement (as amended, the "Third A&R Services Agreement").

Upon closing of the Contribution Agreement, the Partnership owns and operates the Delaware City Products Pipeline and Truck Rack and began receiving fees for services. The Partnership entered into the DCR Pipeline and Terminaling Agreements with PBF Holding with a term of approximately ten years. Under the DCR Pipeline and Terminaling Agreements, PBF Holding is obligated to a minimum throughput commitment of 50,000 barrels per day for the pipeline for a fee equal to $0.5266 per barrel for all volumes of refined product throughput and for volumes in excess of the minimum throughput commitment. The minimum throughput commitment for the truck rack is 30,000 bpd for refined clean products with a fee equal to $0.462 per barrel and 5,000 bpd for LPGs with a fee equal to $2.52 per barrel of product loaded up to the minimum throughput commitment and for volumes in excess of the minimum throughput commitment. Pursuant to the terms of the Third A&R Services Agreement, the Partnership reimburses PBF Holding and certain of its subsidiaries, for providing the use of such employees and the provision of certain infrastructure-related services to the extent necessary for the Partnership to perform its obligations under its commercial agreements. In connection with the Third A&R Services Agreement, the annual fee increased from $4.4 million to $4.5 million. Pursuant to the terms of the Third A&R Omnibus Agreement, the annual fee paid increased from $4.7 million to $4.85 million.
On May 12, 2015, the Partnership and its wholly-owned subsidiary, PBF Logistics Finance Corporation, closed the offering of $350.0 million in aggregate principal amount of 6.875% senior notes due 2023 (the “2023 Notes”) at par. The initial purchasers in the offering agreed to purchase approximately $330.1 million aggregate principal amount of 2023 Notes and certain of PBF Energy Inc.’s officers and directors and their affiliates and family members agreed to purchase the remaining $19.9 million aggregate principal amount of 2023 Notes in a separate private placement transaction.
The unaudited pro forma condensed combined consolidated financial statements are presented to show how the Partnership might have looked if the Delaware City Products Pipeline and Truck Rack acquisition and 2023 Notes had occurred on the dates and for the periods indicated below. We derived the following unaudited pro forma condensed combined consolidated financial statements by applying pro forma adjustments to the historical consolidated financial statements of PBFX and the combined financial statements of the acquired assets.
The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the contemplated transactions and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma consolidated financial information.

The unaudited pro forma consolidated financial statements may not be indicative of the results that actually would have occurred if the Partnership had assumed the operations of the Delaware City Products Pipeline and Truck Rack on the dates indicated or that will be obtained in the future.
The unaudited pro forma balance sheet gives pro forma effect to the Delaware City Products Pipeline and Truck Rack acquisition, the 2023 Notes and related transactions described in the accompanying notes, including:

•
the total Delaware City Products Pipeline and Truck Rack acquisition consideration of $143.0 million, consisting of $112.5 million of cash and $30.5 million of Partnership common units, or 1,288,420 common units;

•
borrowings of $25.5 million under the Partnership's revolving credit facility and $88.0 million cash on hand to fund the cash consideration by the Partnership for the Delaware City Products Pipeline and Truck Rack acquisition and related transaction costs;

•
the assets and liabilities acquired are recorded at historical cost, as the Delaware City Products Pipeline and Truck Rack acquisition is considered to be a transfer between entities under common control; and

•	the repayment of the Partnership's revolving credit facility with proceeds from the 2023 Notes offering and the concurrent private placement and cash on hand.

The unaudited pro forma statements of operations give pro forma effect to the Delaware City Products Pipeline and Truck Rack acquisition, the 2023 Notes and related transactions described in the accompanying notes, including:

•
the entry into certain commercial agreements with PBF Holding, and the recognition of revenue under those agreements for the minimum volume commitments and associated fees, as well as the incremental costs associated with the Third A&R Omnibus Agreement and the Third A&R Services Agreement executed in connection with the Delaware City Products Pipeline and Truck Rack acquisition; and

•	the impact on interest expense as a result of the partial repayment of the Partnership's revolving credit facility with proceeds from the 2023 Notes.

PBF Logistics LP
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
(in thousands)

	March 31, 2015
	PBF Logistics LP	Delaware City Products Pipeline and Truck Rack Historical	Pro Forma Adjustments		PBF Logistics LP Pro Forma

Assets
Current assets:
Cash and cash equivalents	$20,179	$—	$24,804	(a)	$504
			67,900	(b)
			696	(c)
			(113,075)	(d)
Accounts receivable - affiliates	13,950	—	—		13,950
Prepaid expenses and other current assets	240	63	—		303
Total current assets	34,369	63	(19,675)		14,757

Property, plant and equipment, net	130,978	15,922	—		146,900
Marketable securities	234,939	—	(696)	(c)	234,243
Other assets, net	1,991	—	7,000	(e)	8,991
Total assets	$402,277	$15,985	$(13,371)		$404,891

Liabilities
Current liabilities:
Accounts payable - affiliates	$2,922	$—	$—		$2,922
Accounts payable and accrued liabilities	1,357	147	—		1,504
Total current liabilities	4,279	147	—		4,426

Long-term debt	510,000	—	24,804	(a)	609,704
			350,000	(b)
			(275,100)	(b)
			696	(f)
			(696)	(f)
Other long-term liabilities	—	—	—		—
Total Liabilities	514,279	147	99,704		614,130

Equity
Net investment	—	15,838	(15,838)	(g)	—
Common unitholders - Public	340,000	—	(287)	(d)	328,504
			(11,209)	(h)
Common unitholder - PBF LLC	(165,932)	—	15,838	(g)	(251,385)
			30,500	(i)
			(143,000)	(j)
			11,209	(h)
Subordinated unitholder - PBF LLC	(286,070)	—	(288)	(d)	(286,358)
Total Equity	(112,002)	15,838	(113,075)		(209,239)
Total Liabilities and Equity	$402,277	$15,985	$(13,371)		$404,891

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

PBF Logistics LP
Unaudited Pro Forma Condensed Combined Consolidated Statement of Income
(in thousands, except unit and per unit data)

	Three Months Ended March 31, 2015
	PBF Logistics LP	Delaware City Products Pipeline and Truck Rack Historical	Pro Forma Adjustments		PBF Logistics LP Pro Forma

Revenues from affiliates	$30,565	$2,281	$2,470	(k)	$35,316

Costs and expenses:
Operating and maintenance expenses	7,481	953	85	(l)	8,519
General and administrative expenses	2,963	99	88	(m)	3,150
Depreciation and amortization expense	1,447	186	—	(n)	1,633
Total costs and expenses	11,891	1,238	173		13,302

Income from operations	18,674	1,043	2,297		22,014

Other income (expense):
Interest expense, net and other financing costs	(1,803)	10	(147)	(o)	(1,940)
	—	—	(4,616)	(p)	(4,616)
Amortization of loan fees	(162)	—	(219)	(q)	(381)
Net Income	$16,709	$1,053	$(2,685)		$15,077

Net income per limited partner unit:
Common units - basic	$0.51				$0.44
Common units - diluted	0.51				0.44
Subordinated units - basic and diluted	0.51				0.44

Weighted average limited partner units outstanding:
Common units - basic	17,097,024	—	1,288,420	(i)	18,385,444
Common units - diluted	17,117,261	—	1,288,420	(i)	18,405,681
Subordinated units - basic and diluted	15,886,553	—	—		15,886,553

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

PBF Logistics LP
Unaudited Pro Forma Condensed Combined Consolidated Statement of Income
(in thousands)

	Year Ended December 31, 2014
	PBF Logistics LP	Delaware City Products Pipeline and Truck Rack Historical	Pro Forma Adjustments		PBF Logistics LP Pro Forma

Revenue from affiliates	$49,830	$9,573	$9,695	(k)	$69,098

Costs and expenses:
Operating and maintenance expenses	22,364	3,851	359	(l)	26,574
General and administrative expenses	7,766	435	321	(m)	8,522
Depreciation and amortization expense	3,731	742	—	(n)	4,473
Total costs and expenses	33,861	5,028	680		39,569

Income from operations	15,969	4,545	9,015		29,529

Other income (expense):
Interest expense, net and other financing costs	(2,312)	5	(588)	(o)	(2,895)
	—	—	(23,601)	(p)	(23,601)
Amortization of loan fees	(365)	—	(875)	(q)	(1,240)
Net Income	13,292	4,550	(16,049)		1,793
Less: Net (loss) income attributable to Predecessors	(16,672)	1,706	(6,019)		(20,985)
Limited partners' interest in net income attributable to the Partnership	$29,964	$2,844	$(10,030)		$22,778

Net income per limited partner unit:
Common units - basic	$0.94				$0.68
Common units - diluted	0.94				0.68
Subordinated units - basic and diluted	0.93				0.68

Weighted average limited partner units outstanding:
Common units - basic	16,167,802	—	1,288,420	(i)	17,456,222
Common units - diluted	16,169,827	—	1,288,420	(i)	17,458,247
Subordinated units - basic and diluted	15,886,553	—	—		15,886,553

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

PBF Logistics LP
Unaudited Pro Forma Condensed Combined Consolidated Statement of Income
(in thousands)

	Year Ended December 31, 2013
	PBF Logistics LP	Delaware City Products Pipeline and Truck Rack Historical	Pro Forma Adjustments		PBF Logistics LP Pro Forma

Revenues
Affiliate revenues	$—	$5,073	$13,686	(k)	$18,759
Third-party revenues	—	3,440	—		3,440
	—	8,513	13,686		22,199
Costs and expenses:
Operating and maintenance expenses	13,911	3,494	716	(l)	18,121
General and administrative expenses	2,024	428	328	(m)	2,780
Depreciation and amortization expense	2,366	705	—	(n)	3,071
Total costs and expenses	18,301	4,627	1,044		23,972

(Loss) Income from operations	(18,301)	3,886	12,642		(1,773)

Other income (expense):
Interest expense, net and other financing costs	—	13	(588)	(o)	(575)
	—	—	(23,601)	(p)	(23,601)
Amortization of loan fees	—	—	(875)	(q)	(875)
Net (Loss) Income	$(18,301)	$3,899	$(12,422)		$(26,824)

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

PBF Logistics LP
Unaudited Pro Forma Condensed Combined Consolidated Statement of Income
(in thousands)

	Year Ended December 31, 2012
	PBF Logistics LP	Delaware City Products Pipeline and Truck Rack Historical	Pro Forma Adjustments		PBF Logistics LP Pro Forma

Revenues
Affiliate revenues	$—	$—	$9,658	(k)	$9,658
Third-party revenues	—	7,300	—		7,300
	—	7,300	9,658		16,958
Costs and expenses:
Operating and maintenance expenses	7,558	3,235	975	(l)	11,768
General and administrative expenses	665	633	123	(m)	1,421
Depreciation and amortization expense	944	680	—	(n)	1,624
Total costs and expenses	9,167	4,548	1,098		14,813

(Loss) Income from operations	(9,167)	2,752	8,560		2,145

Other income (expense):
Interest expense, net and other financing costs	—	—	(588)	(o)	(588)
	—	—	(23,601)	(p)	(23,601)
Amortization of loan fees	—	—	(875)	(q)	(875)
Net (Loss) Income	$(9,167)	$2,752	$(16,504)		$(22,919)

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

PBF Logistics LP
Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

Note 1. Basis of Presentation
The unaudited pro forma condensed combined consolidated financial statements present the impact of the Delaware City Products Pipeline and Truck Rack acquisition and 2023 Notes on the Partnership's financial position and results of operations. The pro forma adjustments have been prepared as if the Delaware City Products Pipeline and Truck Rack acquisition and 2023 Notes had taken place as of March 31, 2015 in the case of the pro forma consolidated balance sheet, and as of January 1, 2012, in the case of the pro forma consolidated statements of operations for the three months ended March 31, 2015 and the years ended December 31, 2014, 2013 and 2012. To enhance comparability, the results of operations for the year ended December 31, 2014 of the Delaware City Products Pipeline and Truck Rack are allocated between those attributable to the Predecessor (January 1 through May 13) and those attributable to the Partnership unitholders (May 14 through December 31). This allocation is based on actual first, third and fourth quarter results, and a day-based allocation of the second quarter results.

Note 2. Pro Forma Adjustments and Assumptions

The unaudited pro forma consolidated financial statements give pro forma effect to the transactions described below:

(a)	Reflects $24.8 million in debt borrowings in connection with the funding of the Delaware City Products Pipeline and Truck Rack acquisition related transaction costs.

(b)
Reflects net cash on hand taking into account the proceeds of our 2023 Notes and partial pay down of the Partnership's revolving credit facility. The Partnership used $20.1 million in cash on hand to pay down its revolving credit facility, and had available for the Delaware City Products Pipeline and Truck Rack acquisition $88.0 million in cash proceeds from the 2023 Notes offering and the concurrent private placement subsequent to paying down the remaining $255.0 million outstanding under the revolving credit facility.

(c)	Represents the sale of $0.7 million in marketable securities in connection with the Delaware City Products Pipeline and Truck Rack acquisition.

(d)
Represents cash consideration of $112.5 million for the Delaware City Products Pipeline and Truck Rack acquisition and the payment of estimated related transaction costs of $0.6 million, including legal services and consulting services.

(e)	Represents financing costs associated with the 2023 Notes.

(f)
Reflects $0.7 million in borrowings under the Partnership's revolving credit facility to repay $0.7 million in borrowings under the Partnership's term loan to release the marketable securities for liquidation.

(g)
These adjustments reflect the net investment in the Delaware City Products Pipeline and Truck Rack acquisition, the elimination of PBF LLC's net investment and liabilities not assumed by the Partnership, and its reclassification to partners' capital.

(h)	Represents the reallocation of the Partnership's ownership interest due to additional units being issued to PBF LLC in connection with the Delaware City Products Pipeline and Truck Rack acquisition.

(i)
Reflects the issuance of 1,288,420 common units to PBF LLC representing limited partner interests in the Partnership in consideration for the Delaware City Products Pipeline and Truck Rack acquisition.

(j)	Represents the equity impact of the payment of total consideration of $143.0 million for the Delaware City Products Pipeline and Truck Rack acquisition.

(k)
Reflects incremental revenue associated with the execution of the DCR Pipeline and Terminaling Agreements with PBF Holding in connection with the Delaware City Products Pipeline and Truck Rack acquisition. Pipeline and terminaling services revenue was calculated using the service fees set forth in the proposed DCR Pipeline and Terminaling Agreements. Product volumes used were historical volumes and / or minimum volume commitments at the facilities included in the consolidated financial statements of the Delaware City Products Pipeline and Truck Rack.

(l)	Represents third party costs which were allocated to the Delaware City Products Pipeline and Truck Rack, as well as incremental fees associated with the Third A&R Services Agreement.

(m)
Represents incremental business interruption and property insurance costs based on estimates from our insurance brokers associated with the Delaware City Products Pipeline and Truck Rack, as well as incremental fees associated with the Third A&R Omnibus Agreement.

(n)	Reflects depreciation and amortization for the Delaware City Products Pipeline and Truck Rack.

(o)
Reflects interest expense related to the $25.5 million of borrowings under the Partnership's revolving credit facility, bearing an average interest rate of approximately 2.7%. The pro forma adjustment includes a decrease in interest expenses pertaining to the decrease in the Partnership's term loan, as well as a decrease in commitment fees associated with the utilization of the $25.5 million of borrowings under the revolving credit facility.

(p)
To reflect the issuance of $350.0 million 2023 Notes and the partial repayment of the revolving credit facility with proceeds from the 2023 Notes offering. Interest expense on the 2023 Notes assume an interest rate of 6.875%.

(q)	Estimates the amortization of financing costs associated with the 2023 Notes offering.

Note 3. Pro Forma Net Income Per Limited Partner Unit
We compute net income per unit using the two-class method. Net income available to common and subordinated unitholders for purposes of the basic income per unit computation is allocated between the common and subordinated unitholders by applying the provisions of the partnership agreement as if all net income for the period had been distributed as cash. Under the two-class method, any excess of distributions declared over net income shall be allocated to the partners based on their respective sharing of income specified in the partnership agreement. For purposes of the pro forma calculation, we have assumed that distributions were declared for each common and subordinated unit equal to the minimum quarterly distribution for each quarter during 2014 and first quarter 2015. Pro forma basic net income per unit is determined by dividing the pro forma net income available to common and subordinated unitholders of the Partnership by the pro forma number of common and subordinated units outstanding for the periods presented.
Pursuant to the partnership agreement, the general partner is entitled to receive certain incentive distributions that, when applying the provisions of the partnership agreement as if all net income for the period had been distributed as cash, will result in less net income allocable to common and subordinated unitholders provided that the minimum quarterly distribution exceeds certain targets. The incentive distribution rights are a separate equity interest and represent participating securities. No cash distributions would have been declared on the incentive distribution rights during the periods on a pro forma basis, based upon the assumption that distributions were declared equal to the minimum quarterly distribution.